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                                   EXHIBIT 21



                     LIST OF SUBSIDIARIES OF THE REGISTRANT


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                  SUBSIDIARIES OF THE COLONIAL BANCGROUP, INC.



          COLONIAL BANK, AN ALABAMA BANKING CORPORATION.

          COLONIAL BANK OF TENNESSEE, A TENNESSEE BANK.

          THE COLONIAL BANCGROUP BUILDING CORPORATION, AN ALABAMA CORPORATION.


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